Exhibit 3.1

SEITEL INC.

Amended Sections 2.8 and 3.3 to Amended and Restated Bylaws
Adopted October 19, 2005

            Section 2.8.      New Business.

(a)        Proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.8.  At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting in accordance with the procedures set forth in this Section 2.8.  For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors.  For a proposal to be properly brought before an annual meeting by a stockholder, such proposal must be a proper subject for stockholder action under Delaware corporation law, and the stockholder must have given proper and timely notice thereof in writing to the Secretary of the Corporation as specified herein.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date that corresponds to 120 days prior to the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.  If during the prior year the corporation did not hold such a meeting, or if the date of the current year's annual meeting of stockholders has changed by more than 30 days from the prior year, then notice must be received no later than the tenth day following the day on which the Corporation gives public notice of the current year's meeting.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available), and, a representation as to whether or not the stockholder has solicited or intends to solicit proxies in support of such proposal, (4) any financial interest of the stockholder in such proposal, and (5) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)        Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.8.  The presiding officer of the annual meeting shall have the power and duty to determine whether any business proposal brought before the meeting was in accordance with this Section 2.8 and, if any proposed business is not strictly in compliance with this Section 2.8 or if the stockholder solicits proxies in support of such stockholder's proposed business without such stockholder having made the representation required by subsection (a) of this Section 2.8, to declare that such defective proposal shall be disregarded.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

(c)        For purposes of this Section 2.8, "public notice" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d)        Nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Nominations of persons for election to the Board of Directors shall made in accordance with Section 3.3 herein.

Section 3.3.      Nominations.

(a)        Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders at which directors are to be elected may be made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section 3.3, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.3.  No person shall be eligible for election as a director at a meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 3.3.

(b)        Upon expiration of the respective terms of the members of the Board of Directors initially appointed as of July 2, 2004 (the "Initial Board"), and subject to all applicable laws, rules, regulations and Nasdaq Stock Market listing requirements, any holder of common stock, par value $.01 per share, of the Corporation (the "Common Stock") shall have the right to recommend to the Nominating/Corporate Governance Committee, by giving proper notice pursuant to subsection (c), persons (the "Designees") for election to the Board of Directors, and the Nominating/Corporate Governance Committee, subject to its fiduciary duties and the criteria for director-nominees specified in the Nominating/Corporate Governance Committee charter of the Corporation then in effect, shall recommend to the full Board of Directors of the Corporation such Designees proposed for election, as follows:  (i) if any holder of Common Stock or any affiliate thereof shall hold more than 30% of the outstanding Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election of the Corporation's directors up to three Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such holder of Common Stock or any affiliate thereof and still serving on the Board of Directors); (ii) if any holder of Common Stock or any affiliate thereof shall hold less than 30%, but more than 20% of the outstanding Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election of the Corporation's directors up to two Designees (subject to reduction to reflect the members of the Initial Board, if any, designated by such holder of Common Stock or any affiliate thereof and still serving on the Board of Directors); and (iii) if a holder of Common Stock or any affiliate thereof shall hold less than 20%, but more 10%, of the outstanding Common Stock, it shall be entitled to recommend for nomination as aforesaid in connection with any annual election one designee (subject to reduction to reflect the members of the Initial Board, if any, designated by such holder of Common Stock or any affiliate thereof and still serving on the Board of Directors).

(c)        All nominations by stockholders pursuant to subsections (a)(iii) and (b) of this Section 3.3, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, in the case of an annual meeting, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date that in the current year corresponds to the 120th day prior to the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.  If during the prior year the Corporation did not hold such a meeting, or if the date of the current year's annual meeting of stockholders has changed more than 30 days from the prior year, then notice must be received no later than the tenth day following the day on which the Corporation gives public notice of the current year's meeting.  To be timely, in the case of a special meeting of stockholders at which directors are to be elected, a stockholder's notice shall be delivered to or mailed and received by the Secretary no later than the tenth day following the day on which the corporation gives public notice of the special meeting.  A stockholder's notice shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement filed under the proxy rules of the Securities Exchange Commission if such person had been nominated, or intended to be nominated by the Board of Directors, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to such stockholder, (1) the stockholder's name and address, as they appear on the Corporation's books, (2) the class and number of shares of stock that are held of record, beneficially owned and represented by proxy on the date of the stockholder notice and on the record date of the meeting (if such date shall have been made publicly available), and, a representation as to whether or not the stockholder has solicited or intends to solicit proxies in support of such proposed nominee(s) specified in the notice, and (3) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person (or persons), which includes the name of such other person (or persons), pursuant to which the nominations are to be made by the stockholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders notice of nomination which pertains to the nominee.

(d)        Notwithstanding anything in subsection (c) of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Corporation at least 130 days prior to the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, a stockholder's notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such public notice is first made by the Corporation.

(e)        The presiding officer of the meeting shall have the power and duty to determine whether a nomination before the meeting was made in accordance with the procedures set forth in this Section 3.3 and, if any proposed nomination not in compliance with this Section 3.3 or if the stockholder solicits proxies in support of such stockholder's proposed nomination without such stockholder having made the representation required by subsection (c) of this Section 3.3, to declare that such defective proposal shall be disregarded.

(f)         For purposes of this Section 3.3, "public notice" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.